UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 17, 2017. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 17, 2017. The final results of the shareholder votes are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2020 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes
Emily A. Hughes	5,132,728	25,795	394,341
James A. Nowak	5,150,355	8,168	394,341
Theodore H. Pacha	5,086,126	72,397	394,341
Ann Marie Rhodes	5,087,987	70,336	394,341

Proposal 2 - Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	4,949,100
Against	28,611
Abstain	180,812
Broker Non-Votes	394,341

Proposal 3 - Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Executive Compensation

One Year	3,825,547
Two Years	635,529
Three Years	391,545
Abstain	305,902
Broker Non-Votes	394,341

Proposal 4 - Non-Binding Appointment of BKD LLP as the independent registered public accounting firm for Hills Bancorporation

The shareholders approved BKD LLP as independent registered public accounting firm.

For	5,407,841
Against	9,524
Abstain	135,499
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 18, 2017                /s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer